EXHIBIT 10.3

FORM OF LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of August 21, 2009 by and among ChinaNet Online Holdings, Inc. (f/k/a E-mazing Interactive, Inc.), a Nevada corporation, (the “Company”), and _______________(the “Affiliate”).

WHEREAS, the Company intends to consummate a private placement transaction with certain accredited investors and/or qualified institutional buyers (the “Purchasers”), whereby the Company will issue units (the “Units”), each consisting of (i) one share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), convertible into one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a Series A Warrant (the “Series A Warrant”) and Series B Warrant (the “Series B Warrant”, collectively the “Warrants”), with each Warrant exercisable to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of Units purchased by each Purchaser (the “Financing Transaction”);

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company and the Purchasers, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”); and

WHEREAS, in order to induce the Company and the Purchasers to enter into the Financing Transaction, the Affiliate has agreed not to sell any shares of the Company’s Common Stock that the Affiliate presently owns on the date hereof, or may acquire on or after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the “Lock-Up Shares”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.            Restriction on Transfer; Term. The Affiliate hereby agrees not to offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”), any of the Lock-Up Shares until a date that is six (6) months following the date that the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Commission (the “Lock-Up Period”).  The Affiliate further agrees that, during the twelve (12) months immediately following the Lock-Up Period, such Affiliate shall not transfer more than one-twelfth (1/12) of such Affiliate’s total holdings of Common Stock as of the date hereof during any one (1) calendar month.  Notwithstanding the foregoing, the Affiliate shall be permitted to engage in a Transfer in a private sale of the Lock-Up Shares, provided that such transferee agrees in writing to be bound by and subject to the terms of this Agreement.

2.            Ownership. During the Lock-Up Period, the Affiliate shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Securities Escrow Agreement with respect to the Escrow Shares whereby any benefits, rights, title or otherwise may be transferred to and inure to the benefit of the Purchasers.

3.            Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement, the Securities Escrow Agreement and/or the Securities Purchase Agreement.

4.            Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

China Net Online Holdings, Inc.
c/o China Net Online Media Group Limited
No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu
Tuspark, Haidian District, Beijing, 100195 China
Attention:  Mr. Cheng Handong
Tel. No.:
Fax No.:

with copies (which copies shall not constitute notice to the Company) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn.: Mitchell Nussbaum
Tel. No.: (212) 407-4159
Fax No.: (212) 407-4990

If to Affiliate,

Attention:
Tel. No.:
Fax No.:

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5.            Amendment. This Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein..

6.            Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7.            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

8.            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9.            Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

10.           Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by the Affiliate hereto without the prior written consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.          Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12.           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

CHINANET ONLINE HOLDINGS, INC.

By:
Name: Cheng Handong
Title: Chief Executive Officer

AFFILIATE:
By:
Name:
Title: